Exhibit 8.1

Principal Subsidiaries and VIEs of the Registrant

Subsidiaries	Place of Incorporation
Soda Technology Inc.	Cayman Islands
Voyager Group Inc.	Cayman Islands
City Puzzle Holdings Limited	Cayman Islands
Harmonia Holding Inc.	Cayman Islands
MARVELOUS YARRA LIMITED	British Virgin Islands
Cheering Venture Global Limited	British Virgin Islands
Holly Universal Limited	British Virgin Islands
City Puzzle (HK) Limited	Hong Kong
DiDi (HK) Science and Technology Limited	Hong Kong
Xiaoju Science and Technology (Hong Kong) Limited	Hong Kong
Beijing DiDi Infinity Technology and Development Co., Ltd.	PRC
Hangzhou Kuaidi Technology Co., Ltd.	PRC
Hangzhou Qingqi Science and Technology Co., Ltd.	PRC
Chongqing West Coast Microfinance Co., Ltd.	PRC
Beijing Freight Infinity Technology and Development Co., Ltd.	PRC
Guangzhou Qian Technology Co., Ltd.	PRC
Beijing Chesheng Technology Co., Ltd.	PRC
Chengzi (Shanghai) Internet Technology Co., Ltd.	PRC
Shanghai Wubo Information and Technology Co., Ltd.	PRC

VIE:	Place of Incorporation
Beijing Xiaoju Science and Technology Co., Ltd.	PRC
Hangzhou Xiaomuji Software Technology Co., Ltd.	PRC
Shanghai DiDi Woya Technology Co., Ltd.	PRC

Subsidiaries of VIEs:	Place of Incorporation
DiDi Chuxing (Beijing) Network Platform Technology Co., Ltd.	PRC
DiDi Chuxing Science and Technology Co., Ltd.	PRC
Beijing DiDi Chuxing Technology Co., Ltd.	PRC
Chongqing DiDi Chuxing Technology Co., Ltd.	PRC
Guangxi DiDi Chuxing Technology Co., Ltd.	PRC
Hunan DiDi Chuxing Technology Co., Ltd.	PRC
Shanghai DiDi Changxing Technology Co., Ltd.	PRC
Henan DiDi Chuxing Technology Co., Ltd.	PRC
Chengdu DiDi Youxing Technology Co., Ltd.	PRC
Hangzhou DiDi Chuxing Technology Co., Ltd.	PRC
Xiamen DiDi Chuxing Technology Co., Ltd.	PRC
Nanjing DiDi Chuxing Technology Co., Ltd.	PRC
Jiangxi DiDi Chuxing Technology Co., Ltd.	PRC
Shaanxi DiDi Chuxing Technology Co., Ltd.	PRC
Dirun (Tianjin) Technology Co., Ltd	PRC
Didi Commercial Service Co., Ltd.	PRC